CONSENT OF INDEPENDENT ACCOUNTANTS
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We hereby consent to the incorporation by reference in this Registration
Statement on Form N-1A of our report dated May 19, 2000, relating to the financial statements and financial highlights which appears in the March 31, 2000 Annual Report to Shareholders of each of the funds constituting Nations LifeGoal Funds, Inc., which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Independent Accountants and Reports" and "Financial Highlights" in such Registration Statement.



PricewaterhouseCoopers LLP
New York, New York
July 27, 2000